UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

______________________________

WASHINGTON, D.C.  20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

MARCH 1, 2013

Greystone Logistics, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	000-26331	75-2954680
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1613 E. 15th, Tulsa, Oklahoma                                 74120
(Address of principal executive offices)                    (Zip Code)

(918) 583-7441
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On March 1, 2013, The F&M Bank & Trust Company (“F&M”) and Greystone Manufacturing, L.L.C. (“Greystone Manufacturing”), a wholly-owned subsidiary of the registrant, entered into a Fourth Amendment (the “Fourth Amendment”) to that certain Loan Agreement dated March 4, 2005 (as amended from time to time, the “Loan Agreement”).  The Fourth Amendment (a) has an effective date of February 28, 2013, (b) extends the maturity date of the loan from F&M to Greystone Manufacturing under the Loan Agreement (the “Loan”) to March 13, 2015, and (c) increases the amount of the Loan by $250,000.00, whereby the outstanding principal balance of the Loan would be $4,823,332.74 as of February 28, 2013.  In connection with the execution of the Fourth Amendment, (y) the registrant ratified its existing guaranty of Greystone Manufacturing’s obligations under the Loan Agreement, and (z) Greystone Manufacturing executed a promissory note in favor of F&M, whereby Greystone Manufacturing promises to repay the Loan.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

10.1	Fourth Amendment to Loan Agreement dated March 4, 2005

10.2	Promissory Note dated February 28, 2013, executed by Greystone Manufacturing, L.L.C. in favor of The F&M Bank & Trust Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREYSTONE LOGISTICS, INC.

Date: March 12, 2013	By:	/s/ William W. Rahhal
William W. Rahhal
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amendment to Loan Agreement dated March 4, 2005.

10.2	Promissory Note dated February 28, 2013, executed by Greystone Manufacturing, L.L.C. in favor of The F&M Bank & Trust Company.